Exhibit 10.6

Execution Version
TRANSFER AGENCY AND SERVICE AGREEMENT
THIS AGREEMENT is made as of the 31st day of July, 2025, by and between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at One Congress Street, Boston, Massachusetts 02114 (“State Street” or the “Transfer Agent”), and CRESTLINE LENDING SOLUTIONS, LLC, a Delaware limited liability company having its principal office and place of business at 201 Main Street, Suite 2100, Forth Worth, TX 76102 (the “Company”).
WHEREAS, the Company is a closed-end management investment company that intends to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);
WHEREAS, the Company is authorized to offer units of its limited liability company interests (the “Shares”) from time to time;
WHEREAS, the Company desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointment;
NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
1.    TERMS OF APPOINTMENT
1.1    Appointment. Subject to the terms and conditions set forth in this Agreement, the Company hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, transfer agent for the Company’s authorized and issued Shares, dividend disbursing agent, and agent in connection with any accumulation or similar plans provided to shareholders (“Shareholders”) of the Company and set out in the Company’s Registration Statement on Form 10 (the “Registration Statement”) or other operative documents, and each amendment thereto, including without limitation any periodic investment plan or periodic withdrawal program.
1.2    Transfer Agency Services. In accordance with procedures established from time to time by agreement between the Company and the Transfer Agent (the “Procedures”), the Transfer Agent shall:
(i)    establish each Shareholder’s account in the Company on the Transfer Agent’s recordkeeping system and maintain such account for the benefit of such Shareholder;
(ii)    receive orders for the purchase of Shares from the Company, and promptly deliver payment and appropriate documentation thereof to the custodian of the Company as identified by the Company (the “Custodian”);

(iii)    pursuant to such purchase orders, issue the appropriate number of Shares and book such Share issuance to the appropriate Shareholder account;
(iv)    receive repurchase requests and repurchase directions from the Company and deliver the appropriate documentation thereof to the Custodian;
(v)    with respect to the transactions in items (i) through (iv) above, the Transfer Agent shall process transactions received directly from broker-dealers or other intermediaries authorized by the Company who shall thereby be deemed to be acting on behalf of the Company;
(vi)    at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any repurchase, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;
(vii)    process Shareholder account maintenance instructions received directly from broker-dealers or other intermediaries authorized per procedures established by mutual agreement of the Transfer Agent and the Company;
(viii)    process transfer of Shares by the registered owners thereof upon receipt of proper instruction and approval by the Company;
(ix)    process and transmit payments for any dividends and distributions declared by the Company; and
(x)    record the issuance of Shares and maintain pursuant to Rule 17Ad-10(e) a record of the total number of Shares which are authorized, based upon data provided to it by the Company, and issued and outstanding; and provide the Company on a regular basis with the total number of Shares which are issued and outstanding but Transfer Agent shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares to determine if there are authorized Shares available for issuance or to take cognizance of any laws relating to, or corporate actions required for, the issue or sale of such Shares, which functions shall be the sole responsibility of the Company.
1.3    Additional Services. In addition to, and neither in lieu of nor in contravention of the services set forth in Section 1.2 above, the Transfer Agent shall perform the following services:
(i)    Other Customary Services. Perform certain customary services of a transfer agent and dividend disbursing agent, including, but not limited to: maintaining Shareholder accounts, preparing Shareholder meeting lists, arranging for the distribution of Shareholder reports to current Shareholders, maintaining on behalf of the Company such bank accounts as the Transfer Agent shall deem necessary for the performance of its duties under this Agreement, withholding taxes on U.S. resident and non-

resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, arranging for the preparation and mailing of confirmation forms and statements of account to Shareholders for all purchases and repurchases of Shares and other confirmable transactions in Shareholder accounts, arranging for the preparation and mailing of activity statements for Shareholders, and providing Shareholder account information.
(ii)    State Transaction (“Blue Sky”) Reporting. The Company shall be solely responsible for its “blue sky” compliance and state registration requirements.
(iii)    Lost Shareholder Searches. The Transfer Agent shall conduct lost Shareholder searches as required by Rule 17Ad-17 under the Securities Exchange Act of 1934, as amended (the “1934 Act”). If a Shareholder remains lost after the completion of the mandatory Rule 17Ad-17 search, the Company hereby authorizes and directs the Transfer Agent to escheat the assets in such lost Shareholder’s account to the U.S. state or territory in the shareholder’s account registration.
(iv)    Escheatment Laws. Notwithstanding Section 1.3(iii), the Company shall be solely responsible for its compliance with the requirements of any applicable escheatment laws, including without limitation, the laws of any U. S. state or territory.
(v)    Depository Trust & Clearing Corporation (“DTCC”)/National Securities Clearing Corporation (“NSCC”). If applicable, the Transfer Agent shall: (a) accept and effectuate the registration and maintenance of accounts with DTCC/NSCC, and the purchase and repurchase of Shares in such accounts, in accordance with instructions transmitted to and received by the Transfer Agent by transmission from DTCC or NSCC (acting on behalf of its members); and (b) issue instructions to the Company’s banks for the settlement of transactions between the Company and DTCC or NSCC (acting on behalf of its members and bank participants).
(vi)    Performance of Certain Services by the Company or Affiliates or Agents. New procedures as to who shall provide certain of these services described in this Section 1 may be established in writing from time to time by agreement between the Company and the Transfer Agent. If agreed to in writing by the Company and the Transfer Agent, the Transfer Agent may at times perform only a portion of these services, and the Company or its agent may perform these services on the Company’s behalf.
1.4    Authorized Persons. The Company hereby agrees and acknowledges that the Transfer Agent may rely on the current list of authorized persons, as provided or agreed to by the Company and as may be amended from time to time, in receiving instructions to issue or redeem the Shares. The Company agrees and covenants for itself and each such authorized person that any order, sale or transfer of, or transaction in the Shares received by it after the close of the market shall be effectuated as required pursuant to the Company’s operative documents and policies, and the Company and such authorized person shall so instruct the Transfer Agent of the proper effective date of the transaction.
1.5    Anti-Money Laundering and Client Screening. With respect to the Company’s offering and sale of Shares at any time, and for all subsequent transfers of such interests, the Company or its delegate shall, directly or indirectly and to the extent required by law: (i) conduct know your customer/client identity due diligence with respect to potential investors and transferees in the Shares and shall obtain and retain due diligence records for each investor and transferee; (ii) use its best efforts to ensure that each investor’s and any transferee’s funds used to purchase Shares shall not be derived from, nor the product of, any criminal activity; (iii) if requested, provide periodic written verifications that such investors/transferees have been checked against the United States Department of the Treasury Office of Foreign Assets Control database for any non-compliance or exceptions; and (iv) perform its obligations under this Section in accordance with all applicable anti-money laundering laws and regulations. In the event that the Transfer Agent has received advice from counsel that access to underlying due diligence records pertaining to the investors/transferees is necessary to ensure compliance by the Transfer Agent with relevant anti-money laundering (or other applicable) laws or regulations, the Company shall, upon receipt of written request from the Transfer Agent, provide the Transfer Agent copies of such due diligence records.
1.6    Tax Law. The Transfer Agent shall have no responsibility or liability for any obligations now or hereafter imposed on the Company, the Shares, a Shareholder or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax laws of any country or of any state or political subdivision thereof. It shall be the responsibility of the Company to notify the Transfer Agent of the obligations imposed on the Company, the Shares, a Shareholder or the Transfer Agent in connection with the services provided by the Transfer Agent hereunder by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting.
2.    FEES AND EXPENSES
2.1    Fee Schedule. For the performance by the Transfer Agent of services provided pursuant to this Agreement, the Company agrees to pay the Transfer Agent the fees and expenses set forth in a written fee schedule .

3.    REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT
The Transfer Agent represents and warrants to the Company that:
3.1    It is a trust company duly organized and existing under the laws of The Commonwealth of Massachusetts.
3.2    It is duly registered as a transfer agent under Section 17A(c)(2) of the 1934 Act, it will remain so registered for the duration of this Agreement, and it will promptly notify the Company in the event of any material change in its status as a registered transfer agent.
3.3    It is duly qualified to carry on its business in The Commonwealth of Massachusetts.
3.4    It is empowered under applicable laws and by its organizational documents to enter into and perform the services contemplated in this Agreement.
3.5    All requisite organizational proceedings have been taken to authorize it to enter into and perform this Agreement.
4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Transfer Agent that:
4.1    The Company is a limited liability company duly organized, existing and in good standing under the laws of its state of organization.
4.2    The Company is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement.
4.3    All requisite proceedings have been taken to authorize the Company to enter into, perform and receive services pursuant to this Agreement and to appoint the Transfer Agent as transfer agent of the Company.
4.4    The Company intends to elect to be regulated as a business development company under the 1940 Act.
4.5    Where information provided by the Company or the Company’s investors includes information about an identifiable individual (“Personal Information”), the Company represents and warrants that it has obtained all consents and approvals, as required by all applicable laws, regulations, by-laws and ordinances that regulate the collection, processing, use or disclosure of Personal Information, necessary to disclose such Personal Information to the Transfer Agent, and as required for the Transfer Agent to use and disclose such Personal Information in connection with the performance of the services hereunder. The Company acknowledges that the Transfer Agent may perform any of the services and may use and disclose Personal Information outside of the jurisdiction in which it was initially collected by the Company, including the United States and that information relating to the Company, including Personal Information of investors may be accessed by national security authorities, law enforcement and courts.  The Transfer Agent shall be kept indemnified by and be without liability to the Company for any action taken or omitted by it in reliance upon this representation and warranty, including without limitation, any liability or costs in connection with claims or complaints for failure to comply with any applicable law that regulates the collection, processing, use or disclosure of Personal Information.
5.    DATA ACCESS SERVICES
5.1    The Company acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Company by the Transfer Agent as part of the Company’s ability to access certain Company-related data maintained by the Transfer Agent or another third party on databases under the control and ownership of the Transfer Agent (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to the Transfer Agent or another third party. In no event shall Proprietary Information be deemed to be Shareholder information or the confidential information of the Company. The Company agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Company agrees for itself and its officers, directors and agents, to:
(i)    use such programs and databases solely on the Company’s, or such agents’ computers, or solely from equipment at the location(s) agreed to between the Company and the Transfer Agent, and solely in accordance with the Transfer Agent’s applicable user documentation;
(ii)    refrain from copying or duplicating in any way the Proprietary Information;
(iii)    refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent’s instructions;
(iv)    refrain from causing or allowing Proprietary Information transmitted from the Transfer Agent’s computers to the Company’s, or such agents’ computer to be retransmitted to any other computer facility or other location, except with the prior written consent of the Transfer Agent;
(v)    allow the Company or such agents to have access only to those authorized transactions agreed upon by the Company and the Transfer Agent;

(vi)    honor all reasonable written requests made by the Transfer Agent to protect, at the Transfer Agent’s expense, the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.
5.2    Proprietary Information shall not include all or any portion of any of the foregoing items that (i) are or become publicly available without breach of this Agreement; (ii) that are released for general disclosure by a written release by the Transfer Agent; or (iii) that are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement.
5.3    If the Company notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall use commercially reasonable efforts to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data, and the Company agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.
5.4    If the transactions available to the Company include the ability to originate electronic instructions to the Transfer Agent in order to (i) effect the transfer or movement of cash or Shares, or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.
5.5    Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section. The obligations of this Section shall survive any earlier termination of this Agreement.
5.6    DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN “AS IS, AS AVAILABLE” BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
6.    STANDARD OF CARE / LIMITATION OF LIABILITY
6.1    The Transfer Agent shall at all times act in good faith in its performance of all services performed under this Agreement but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its gross negligence or willful misconduct or that of its employees or agents. The parties agree that any encoding or payment processing errors shall be governed by this standard of care, and that Section 4-209 of the Uniform Commercial Code is superseded by this Section.
6.2    In any event, the Transfer Agent’s cumulative liability for the term of the Agreement for any liability or loss, regardless of the form of action or legal theory, shall be limited to the fees (excluding expenses) received by the Transfer Agent under this Agreement during the preceding 12-month period. In no event shall the Transfer Agent be liable for special, incidental, indirect, punitive or consequential damages, regardless of the form of action and even if the same were foreseeable.
7.    INDEMNIFICATION
7.1    The Transfer Agent and its affiliates, including their respective officers, directors, employees and agents (the “Indemnitees”), shall not be responsible for, and the Company shall indemnify and hold the Indemnitees harmless, from and against, any and all losses, damages, costs, charges, reasonable counsel fees (including the defense of any lawsuit in which one of the Indemnitees is a named party), payments, expenses and liability arising out of or attributable to:
(i)    all actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without gross negligence or willful misconduct;
(ii)    the Company’s breach of any representation, warranty or covenant of the Company hereunder;
(iii)    the Company’s lack of good faith, gross negligence or willful misconduct;
(iv)    reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (a) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors, including those received in hard copy, or by machine readable input, facsimile, data entry, electronic instructions or other similar means authorized by the Company, and which have been prepared, maintained or performed by the Company or any other person or firm on behalf of the Company, including but not limited to any broker-dealer, third party administrator or previous transfer agent; (b) any instructions or requests of the Company or its officers, or the Company’s agents or subcontractors or their officers or employees; (c) any instructions or opinions of legal counsel to the Company with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent by the Company after consultation with such legal counsel; or (d) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

(v)    the offer or sale of Shares in violation of any requirement under the federal or state securities laws or regulations requiring that such Shares be registered, or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Shares;
(vi)    the negotiation and processing of any checks, wires and ACH transmissions, including without limitation, for deposit into, or credit to, the Company’s demand deposit accounts maintained by the Transfer Agent;
(vii)    all actions relating to the transmission of Company or Shareholder data through the NSCC clearing systems, if applicable; and
(viii)    any tax obligations under the tax laws of any country or of any state or political subdivision thereof, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed, imposed or charged against the Transfer Agent as transfer agent hereunder.
7.2    At any time the Transfer Agent may apply to any officer of the Company for instructions, and may consult with legal counsel (which may be Company counsel) with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents or subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Company, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent or its agents or subcontractors by machine readable input, electronic data entry or other similar means authorized by the Company, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company. The Transfer Agent, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Company, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.
8.    ADDITIONAL COVENANTS OF THE COMPANY AND THE TRANSFER AGENT
8.1    Records. In furtherance of the Company’s compliance with the requirements of Rule 31a-3 under the 1940 Act, the Transfer Agent agrees that any records relating to the services provided hereunder shall be made available upon request and preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. The records will be provided electronically in the format selected by the Transfer Agent, unless otherwise agreed by the parties. In the event that the Transfer Agent is requested or authorized by the Company, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Company by state or federal regulatory agencies, to produce the records of the Company or the Transfer Agent’s personnel as witnesses or deponents, the Company agrees to pay the Transfer Agent for the Transfer Agent’s time and expenses, as well as the fees and expenses of the Transfer Agent’s counsel, incurred in such production.
9.    CONFIDENTIALITY AND USE OF DATA
9.1    All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 9.2 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its Affiliates (as defined in Section 9.2 below), including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Transfer Agent or its Affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.
9.2    (a)    In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Transfer Agent (which term for purposes of this Section 9.2 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Company and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Company and the Transfer Agent or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.
(b)  Subject to paragraph (d) below, the Transfer Agent and/or its Affiliates may use any Confidential Information of the Company or the Portfolios (“Data”) obtained by such entities in the performance of their services under this Agreement or any other agreement between the Company and the Transfer Agent or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Company to develop, publish or otherwise distribute to third parties certain investor behavior “indicators” or “indices” that represent broad trends  in the flow of investment funds into various markets, sectors or investment instruments (collectively, the “Indicators”), but only so long as (i) the Data is combined or aggregated with (A) information of other customers of the Transfer Agent and/or (B) information derived from other sources, in each case such that the Indicators do not allow for attribution or identification of such Data with the Company, (ii) the Data represents less than a statistically meaningful portion of all of the data used to create the Indicators and (iii) the Transfer Agent publishes or otherwise distributes to third parties only the Indicators and under no circumstance publishes, makes available, distributes or otherwise discloses any of the Data to any third party, whether aggregated, anonymized or otherwise, except as expressly permitted under this Agreement.
(c)           The Company acknowledges that the Transfer Agent may seek to realize economic benefit from the publication or distribution of the Indicators
(d)    Except as expressly contemplated by this Agreement, nothing in this Section 9.2 shall limit the confidentiality and data-protection obligations of the Transfer Agent and its Affiliates under this Agreement and applicable law. The Transfer Agent shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 9.2 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.
9.3    The Transfer Agent affirms that it has and will continue to have throughout the term of this Agreement, procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable laws, rules and regulations.
10.    EFFECTIVE PERIOD AND TERMINATION
Either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. Upon termination of this Agreement pursuant to this paragraph with respect to the Company, the Company shall pay Transfer Agent its compensation due and shall reimburse Transfer Agent for its reasonable costs, expenses and disbursements as provided for in this Agreement.
In the event of: (i) the Company’s termination of this Agreement with respect to the Company for any reason other than as set forth in the immediately preceding paragraph, or (ii) a transaction not in the ordinary course of business pursuant to which the Transfer Agent is not retained to continue providing services hereunder to the Company (or its successor), the Company shall pay the Transfer Agent its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by Transfer Agent with respect to the Company) and shall reimburse the Transfer Agent for its reasonable costs, expenses and disbursements. Upon receipt of such payment and reimbursement, the Transfer Agent will deliver the Company’s records as set forth herein. For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this paragraph in the event of any transaction such as (a) the liquidation or dissolution of the Company and distribution of the Company’s assets as a result of the Board’s determination in its reasonable business judgment that the Company is no longer viable, (b) a merger of the Company into, or the consolidation of the Company with, another entity, or (c) the sale by the Company of all, or substantially all, of its assets to another entity, in each of (b) and (c) where the Transfer Agent is retained to continue providing services to the Company (or its successor) on substantially the same terms as this Agreement.
11.    ASSIGNMENT
11.1    Except as provided in Section 12 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.
11.2    Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Company, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Company. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective permitted successors and assigns.
11.3    This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Company. Neither party shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.
12.    DELEGATION; SUBCONTRACTORS
12.1    The Transfer Agent shall have the right, without the consent or approval of the Company, to employ agents, subcontractors, consultants and other third parties, whether affiliated or unaffiliated, to provide or assist it in the provision of any part of the services stated herein (each, a “Delegate” and collectively, the “Delegates”). The Transfer Agent shall be responsible for the services delivered by, and the acts and omissions of, any such Delegate as if the Transfer Agent had provided such services and committed such acts and omissions itself. Where required, such Delegate shall be a duly registered transfer agent pursuant to Section 17A(c)(2) of the 1934 Act.
12.2    The Transfer Agent will provide the Company with information regarding its global operating model for the delivery of the services on a quarterly or other periodic basis, which information shall include the identities of Delegates affiliated with the Transfer Agent that perform or may perform parts of the services, and the locations from which such Delegates perform services, as well as such other information about its Delegates as the Company may reasonably request from time to time. Nothing in this Section 12 shall limit or restrict the Transfer Agent’s right to use affiliates or third parties to perform or discharge, or assist it in the performance or discharge, of any obligations or duties under this Agreement other than the provision of the services.
13.     MISCELLANEOUS
13.1    Amendment. This Agreement may be amended or modified by a written agreement executed by both parties.
13.2    Massachusetts Law to Apply. This Agreement shall be construed, and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts without giving effect to any conflict of laws rules.
13.3    Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of war or terrorism, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.
13.4    Data Protection. State Street will implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of the Company’s shareholders, employees, directors and/or officers that the Transfer Agent receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing, “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.
13.5    Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.
13.6    Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.
13.7    Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.
13.8    Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. The failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies. No single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy. Any waiver must be in writing signed by the waiving party.
13.9    Entire Agreement. This Agreement and any schedules, exhibits, attachments or amendments hereto constitute the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.
13.10    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.
13.11    Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, digital or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

13.12    Notices. Any notice instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following address or such other address as may be notified by any party from time to time:
(a)    If to Transfer Agent, to:
State Street Bank and Trust Company
Transfer Agency
Attention: Compliance
1776 Heritage Way
Quincy MA 02171
With a copy to:
State Street Bank and Trust Company
Legal Division
One Congress Street
Boston, MA 02114-2016
(b)    If to the Company, to:
Crestline Lending Solutions, LLC
c/o Crestline Management, L.P.
201 Main Street, Suite 2100
Fort Worth, Texas 76102
13.13    Interpretive and Other Provisions. In connection with the operation of this Agreement, the Transfer Agent and the Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Company’s governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Timothy Bias

	Name:	Timothy Bias

	Title:	Managing Director

CRESTLINE LENDING SOLUTIONS, LLC

By:	/s/ Camille Sassman

	Name:	Camille Sassman

	Title:	Chief Financial Officer